Exhibit 99.1
ALLERGAN COMPLETES NOTE OFFERINGS AND ANNOUNCES
REDEMPTION OF ZERO COUPON SENIOR CONVERTIBLE NOTES DUE 2022
(IRVINE, Calif., April 12, 2006) -- Allergan, Inc. (NYSE: AGN) today announced that it has completed its previously announced concurrent private placements of $750 million aggregate principal amount of 1.50% Convertible Senior Notes due 2026 and $800 million aggregate principal amount of 5.75% Senior Notes due 2016.
Allergan also announced that it will redeem the entire outstanding principal amount of its Zero Coupon Senior Convertible Notes due 2022 on May 15, 2006. The notice of redemption was sent to the holders of the Zero Coupon Senior Convertible Notes due 2022 on or about April 12, 2006. Questions regarding the redemption should be directed to Wells Fargo Bank, N.A., the trustee under the indenture governing the Zero Coupon Senior Convertible Notes due 2022, by calling Wells Fargo Customer Service at 1-800-344-5128.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Forward-Looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, statements relating to, among other things, future actions and the redemption of the Notes are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting the redemption of the notes and Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the potential adverse effects of negative publicity concerning any of Allergan’s products; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions;

Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner; and Allergan’s efforts to integrate Inamed’s business and operations acquired in the recently completed acquisition and to otherwise realize the strategic and synergistic benefits sought in such acquisition. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates, international relations and the state of the economy worldwide can materially affect the completion of the redemption. Therefore, the reader is cautioned not to unduly rely on any of these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
     Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)